UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2018

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdictionof incorporation)	1-13471 (CommissionFile Number)	41-1656308 (IRS EmployerIdentification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Stock Repurchase Program

On April 4, 2018, the Board of Directors of Insignia Systems, Inc. (the “Company”) approved a Stock Repurchase Program (the “Program”), authorizing but not obligating the Company to repurchase up to $3,000,000 of the Company’s Common Stock from time to time. Under the Program, any shares repurchased must be purchased no later than March 31, 2020. The Program allows the repurchases to be made in open market or privately negotiated transactions.

The Company issued a Press Release announcing the Program on April 5, 2018, which is attached to this Current Report as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Description	Method of Filing
99.1	Press Release issued April 5, 2018, and entitled “Insignia Systems, Inc. Announces Stock Repurchase Program”	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: April 5, 2018	By	/s/ Kristine A. Glancy
Name: Kristine A. Glancy Title: President and Chief Executive Officer